UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Illinois Street, Suite 500

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 906-4324

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second and Third Amendments to Collaboration Agreement

As previously disclosed, Vir Biotechnology, Inc. (the “Company”), Glaxo Wellcome UK Limited (“GW”) and Beecham S.A. (“Beecham”) entered into a definitive collaboration agreement on June 9, 2020 (the “DCA”) pursuant to which the parties agreed to collaborate to research, develop and commercialize products for the prevention, treatment and prophylaxis of diseases caused by SARS-CoV-2 and potentially other coronaviruses under three programs, one of which is a program relating to the development and commercialization of antibodies targeting SARS-CoV-2 and potentially other coronaviruses (the “CoV Antibody Program”), and a second of which is a program relating to the development and commercialization of vaccine products targeting SARS-CoV-2 and potentially other coronaviruses (the “CoV Vaccine Program”). In May 2022, the Company, GW, and GlaxoSmithKline Biologicals S.A. (“GSK Bio”) (as assignee of the DCA from Beecham) (together “GSK”) entered into Amendment No. 1 to the DCA in connection with the reversion of certain rights to the Company and GSK as a result of the termination of the Company’s agreement with WuXi Biologics (Hong Kong) Limited.

On February 8, 2023, the Company, and GSK entered into Amendment No. 2 and Amendment No. 3 to the DCA (collectively, the “DCA Amendments”). Pursuant to Amendment No. 2 to the DCA, effective as of March 31, 2022, the Company and GSK agreed to remove the CoV Vaccine Program from the DCA, and to wind down and terminate the cost-sharing arrangements and all ongoing activities in relation to the CoV Vaccine Program. Vir will retain the right to progress development of vaccine products directed to SARS-CoV-2 and other coronaviruses independently (including with or for third parties) outside the scope of the DCA, subject to the payment of tiered royalties to GSK on net sales of any vaccine products covered by certain GSK intellectual property rights in the low single digits, subject to certain deductions in certain circumstances. Pursuant to Amendment No. 3 to the DCA, the Company and GSK agreed to modify the CoV Antibody Program to remove from the collaboration under the DCA all coronavirus antibodies other than sotrovimab and VIR-7832, and certain variants thereof. Sotrovimab, VIR-7832, and certain variants thereof will remain subject to the terms of the DCA, and Vir retains the sole right to progress the development and commercialization of the terminated antibody products independently or with or for any third party, subject to the payment of tiered royalties to GSK on net sales of such terminated antibody products at percentages ranging from low- to mid-single digits, depending on the nature of the antibody product being commercialized, and subject to certain deductions in certain circumstances.

Except for the provisions of the DCA Amendments, the DCA remains in force in accordance with its terms.

The foregoing description of the DCA Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the DCA Amendments, copies of which will be filed as exhibits to a subsequent filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date: February 13, 2023	By:	/s/ Howard Horn
Howard Horn
Chief Financial Officer